                                                                      EXHIBIT 21


                                  Subsidiaries
                                  ------------

           Name                                               State of Incorporation
           ----                                               ----------------------
Leisure Time Technology, Inc.                                      Georgia
Solutia Gaming Systems, Inc.                                       Oklahoma
Leisure Time Cruise Corporation                                    Colorado
Leisure Express Cruise, LLC                                        Colorado
Florida Casino Cruises, Inc.                                       Georgia
Leisure Belle Cruise, LLC                                          Colorado
Leisure Time Gaming, Inc.                                          South Carolina
Leisure Time Hospitality, Inc.                                     Ohio
Leisure Time Financial Corp.                                       Minnesota
Leisure Time International, Ltd.                                   Barbados